Exhibit 3.2

DelawareThe First StatePage 1 5976073 8100Authentication: 202945950SR# 20240851950Date: 03-05-24You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "ALZAMEND NEURO, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2024, AT 5:03 O`CLOCK P.M.

Delaware The First State Ia e 115 9 76 0388ut ha n t 5 i A59 u1 ni Ai u1 i c ni Ai u1 0 8A7A5 a ou c 5 09 t 51 /19 i c Ai i At c o In A i 53 A: o t u55 t i t u29 u1 i c t 5i /1/t Ai u1 o n/4: Ai /u: u1 SA8RA# : o : 35ua I: t 6Da 1/8 o I: i c In u11/t u: i c 1/5ni oA9 u1 #A5t ca A6o6 - 0- 4a Ai 5:03 u't8uth 26#6 Page 1 5976073 8100 Authentication: 202945950 SR# 20240851950 Date: 03-05-24 You may verify this certificate online at corp.delaware.gov/authver.shtml State of Delaware Secretary of State Division of Corporations Delivered 05:03 PM 03/01/2024 FILED 05:03 PM 03/01/2024 SR 20240851950 - FileNumber 5976073 CERTIFICATE OF ELIMINATION OF THE CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK OF ALZAMEND NE URO, INC, Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware Alzamend Neuro, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows: FIRST: Pursuant to the authority to the Board of Directors of the Corporation (the "Board") by Section 151 of the DGCL, the Board, by resolution duly adopted, authorized the issuance of, and established the voting powers, designation, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions of shares of Series A Preferred Stock, par value 50.0001 per share (the "Series A Preferred Stock"), as evidenced by the Certificate of Designation with respect to such Series A Preferred Stock filed with the Secretary of State of the State of Delaware on August 2, 2016. SECOND: Pursuant to the Certificate of Designation and Preferences (the "Certificate of Designations") governing such Series A Preferred Stock, there were 1,360,000 shares of Series A Preferred Stock issued and outstanding that have since been returned to the Corporation for cancellation. THIRD: At a special meeting of the Board dated February 22, 2024, the Board duly adopted the following resolutions approving the proposed elimination of the Series A Preferred Stock as follows: WHEREAS, the Certificate of Incorporation, as amended, of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, 50.0001 par value per share, issuable from time to time in one or more classes; WHEREAS, the Corporation previously authorized and designated a series of Preferred stock entitled the Series A Convertible Preferred Stock (the "Previous Class"), on August 2, 2016 pursuant to the Certificate of Designations; NOW, THEREFORE IT IS RESOLVED, the Corporation hereby eliminates the Certificate of Designations originally filed with the State of Delaware on August 2, 2016, related to the Previous Class, and be it further; RESOLVED, that the Corporation's Executive Chairman, its Chief Executive Officer and its Executive Vice President (each, an "Authorized Person") be, and each of them individually is, authorized to execute the foregoing documents and/or instruments in connection with the elimination of the Certificate of Designations on behalf of the Corporation, together with such amendments and changes thereto as such Authorized Person in his sole discretion shall approve, and together with any other documents and/or instruments executed in connection therewith, his signature thereon to be conclusive evidence of such approval; and be it further RESOLVED, that in addition to and without limiting the foregoing, each Authorized Person and the Corporation's attorney, be and hereby is authorized to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as he may deem appropriate in order to effect the purpose or intent of the foregoing resolutions (as conclusively evidenced by the taking of such action or the execution and delivery of such instruments, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Corporation; and be it further RESOLVED, that all prior actions taken by the Corporation and/or its officers for and/or on behalf of the Corporation be, and each such action hereby is, approved, ratified and confirmed; and be it further RESOLVED, that this unanimous written consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page; and be it further FOURTH: In accordance with Section 151(g) of the DGCL, the shares that were designated as Series A Preferred Stock are hereby returned to the status of authorized but unissued shares of the Preferred Stock of the Corporation, without designation as to series. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by its duly authorized officer on the 1st day of March 2024 ALZAMEND NEURO, INC. By: _ Name: Henry Nisser Title: Executive Vice President and General Counsel